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                                  CORPORATE RECORDS
                                          OF


                               TRUETRAKS, INCORPORATED.



                             INCORPORATED UNDER THE LAWS
                                        OF THE
                                  STATE OF DELAWARE

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                                     [LETTERHEAD]

                      STATEMENT BY INCORPORATOR OF ACTION TAKEN
                          IN LIEU OF ORGANIZATION MEETING OF

                                   TRUETRAKS, INC.
                                   ---------------


    The undersigned being the incorporator of the corporation makes the following statement of action taken to organize the corporation in lieu of an organization meeting.

    By-laws regulating the conduct of the business and affairs of the corporation will be adopted and appended to this statement.

    The following person(s) were appointed director(s) of the corporation until the first annual meeting of the stockholders or until their successors shall be elected or appointed and shall qualify:



    The director(s) are authorized and directed to issue from time to time the shares of capital stock of the corporation, now or hereafter authorized, wholly or partly for cash, or labor done, or services performed, or for personal property or leases thereof, received for the use and lawful purposes of the corporation, or for any consideration permitted by law, as in the discretion of the director(s) may seem for the best interests of the corporation.


                                  /s/ Regina Cephas

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                             CERTIFICATE OF INCORPORATION
                                          OF

                                   TRUETRAKS, INC.

    FIRST: The name of this corporation is TRUETRAKS, INC.

    SECOND: Its registered office in the State of Delaware is to be located at 1313 N. Market Street, Wilmington DE 19801-1151, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

    THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH: The amount of the total authorized capital stock of this corporation is divided into 2,000,000 shares of stock at .05 par value.

    FIFTH: The name and mailing address of the incorporator is as follows:

    Regina Cephas, 1313 N. Market St., Wilmington DE  19801-1151

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws: to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.
    With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.
    The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder, and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.
    The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

    SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

    I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true: and I have accordingly hereunto set my hand.

DATED:  March 31, 1997                           /s/ Regina Cephas

                                                 Regina Cephas